UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2026

Conagra Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

222 W. Merchandise Mart Plaza,
Suite 1300
Chicago, Illinois		60654
(Address of principal executive offices)		(Zip Code)

(312) 549-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	CAG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John Brase as President and Chief Executive Officer, Effective June 1, 2026

On April 13, 2026, Conagra Brands Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) has approved the appointment of John Brase to serve as the Company’s President and Chief Executive Officer, and his appointment as a director and a member of the Executive Committee of the Board, effective on his first day of employment, which is expected to be June 1, 2026 (the “Effective Date”).

Mr. Brase, 58, previously served as President and Chief Operating Officer of The J.M. Smucker Company (“J.M. Smucker”), a North American branded food company, from April 2025 to February 2026. He joined J.M. Smucker in April 2020 as its Chief Operating Officer. Mr. Brase started his career at The Procter & Gamble Company (“P&G”), a global branded consumer products company, where he worked for approximately 30 years, serving as the Senior Vice President and General Manager of P&G’s North American Family Care business from April 2016 through his departure in March 2020.

On April 8, 2026, the Company entered into a letter agreement with Mr. Brase setting forth the terms of his employment and compensation as President and Chief Executive Officer (the “Brase Letter Agreement”). The Brase Letter Agreement provides for “at-will” employment and does not have a stated duration or term. Under the terms of the Brase Letter Agreement, Mr. Brase will receive an annual base salary of $1.15 million for fiscal year 2027 and will be eligible to participate in the Company’s annual incentive plan, with a target annual cash bonus opportunity of 150% of his base salary and a maximum annual cash bonus equal to 200% of the target. In addition, he will be eligible to participate in the Company’s long-term incentive program with an annual equity grant value target of $7.3 million, comprised of 60% performance shares and 40% restricted stock units for fiscal year 2027.

Additionally, Mr. Brase will be entitled to a sign-on bonus in an amount equal to $200,000, payable within 30 days of the Effective Date and repayable if Mr. Brase resigns without “Good Reason” or his employment is terminated for “Cause” (each as defined in the Brase Letter Agreement) within one year of the Effective Date. He will be entitled to a sign-on equity award consisting of a $4.0 million target grant value of performance-based restricted stock units (“Sign-On PBRSUs”) and a $2.0 million target grant value of restricted stock units (“Sign-On RSUs”). The Sign-On PRBSUs will cliff vest on the 3rd anniversary of the grant date, subject to the achievement of certain performance criteria, as described in the Brase Letter Agreement. The Sign-On RSUs will vest ratably over three years on each grant date anniversary.

Mr. Brase will receive relocation benefits under the Company’s relocation program and a relocation stipend of up to $500,000, payable upon his purchase of a home in the Chicago area. He is expected to enter into a Time Sharing Agreement with the Company providing for reimbursement by Mr. Brase for any incremental cost to the Company for his personal use of Company aircraft exceeding $150,000 per year. Mr. Brase will also enter into a “double trigger” change-in-control agreement with the Company.

The foregoing information about the Brase Letter Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02.

Mr. Brase has no family relationship to the Company or to any of its directors or executive officers, and there are no transactions in which Mr. Brase has an interest requiring disclosure under Item 404(a) of Regulation S-K. Except for the Brase Letter Agreement, there is no arrangement or understanding between Mr. Brase and any other person pursuant to which Mr. Brase was appointed as an officer or a director of the Company.

Departure of Sean Connolly from Conagra Brands, Inc., Effective May 31, 2026

On April 13, 2026, the Company announced that the Board has determined that Sean Connolly will cease to serve as President and Chief Executive Officer, effective May 31, 2026. Mr. Connolly will end his service on the Board effective the same date.

In connection with Mr. Connolly’s departure from the Company, he will be eligible to receive certain separation benefits under his Letter of Agreement with the Company, dated August 2, 2018 (the “Connolly Letter Agreement”), upon a termination without Cause (as defined in the Connolly Letter Agreement). The receipt of certain of such separation benefits is contingent upon Mr. Connolly’s execution of a customary release of claims in favor of the Company. The non-competition restrictions contained in the Connolly Letter Agreement will apply for a one-year period following the termination of his employment.

The foregoing information about the Connolly Letter Agreement is qualified in its entirety by the full text of the Connolly Letter Agreement, a copy of which was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 8, 2018.

Item 7.01 Regulation FD Disclosure.

On April 13, 2026, the Company issued a press release announcing the appointment of Mr. Brase as President and Chief Executive Officer effective June 1, 2026 and that Mr. Connolly will cease to serve as an officer and director of the Company on May 31, 2026. A copy of the press release is attached as Exhibit 99.1 hereto.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section and shall not be deemed to be incorporated by reference into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Letter Agreement between Conagra Brands, Inc. and John Brase, dated April 8, 2026

99.1	Press release issued April 13, 2026

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA BRANDS, INC.

By:	/s/ Carey Bartell
Name:	Carey Bartell
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: April 13, 2026